ROADRUNNER TRANSPORTATION SYSTEMS Q4 and Full Year 2018 Management Call YOUR GOODS. OUR BEST. YOUR GOODS. OUR BEST.

SAFE HARBOR STATEMENT This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding Roadrunner’s outlook for 2019 and beyond; the impact of potential future tariffs; the growth of over two-thirds of Roadrunner’s businesses; Roadrunner’s plan to continue investing in its Ascent Global Logistics, Active On-Demand, temperature controlled, intermodal services and flatbed businesses to position them for future profitable growth; Roadrunner’s development of plans to streamline its drive van truckload fleets; Roadrunner’s steady progress and improvements in its LTL segment; the significant value to Roadrunner to improve its dry van business and LTL segment; Roadrunner’s capital structure following its rights offering and debt refinancing and its ability to fully support Roadrunner’s long-term business plans which Roadrunner believes will increase the speed and likelihood of a full operational recovery followed by additional growth and optimization opportunities; Roadrunner’s longer-term business goals to deliver higher levels of profitability and sustainable returns on invested capital; Roadrunner’s expectation for its 2019 Adjusted EBITDA, including its expected improvements in all three segments; and Roadrunner’s expectation that its segment margins will increase to be in-line with peer group margins and that the structural changes currently being implemented will result in profitability that is more resilient and better positions Roadrunner for success throughout natural industry cycles. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, risks related to the restatement of Roadrunner’s previously issued financial statements, the remediation of Roadrunner’s identified material weaknesses in its internal control over financial reporting, the litigation resulting from the restatement of Roadrunner’s previously issued financial statements and the other risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2018. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof. YOUR GOODS. OUR BEST. 2

INFORMATION ABOUT ADJUSTED EBITDA EBITDA represents earnings before interest, taxes, depreciation and amortization. Roadrunner calculates Adjusted EBITDA as EBITDA excluding impairment and other non-cash gains and losses, other long-term incentive compensation expenses, losses from debt extinguishments, operations restructuring costs, and corporate restructuring and restatement costs associated with legal matters (including the company’s internal investigation, SEC compliance and debt restructuring costs). Roadrunner uses Adjusted EBITDA as a supplemental measure in evaluating its operating performance and when determining executive incentive compensation. Roadrunner believes Adjusted EBITDA is useful to investors in evaluating its performance compared to other companies in its industry because it assists in analyzing and benchmarking the performance and value of a business. The calculation of Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. Although Roadrunner’s management uses Adjusted EBITDA as a financial measure to assess the performance of its business compared to that of others in Roadrunner’s industry, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of Roadrunner’s results as reported under GAAP. Some of these limitations are: • Adjusted EBITDA does not reflect Roadrunner’s cash expenditures, future requirements for capital expenditures or contractual commitments; • Adjusted EBITDA does not reflect changes in, or cash requirements for, Roadrunner’s working capital needs; • Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Roadrunner’s debt or dividend payments on Roadrunner’s preferred stock; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and • Other companies in Roadrunner’s industry may calculate Adjusted EBITDA differently than Roadrunner does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to Roadrunner to invest in the growth of the company’s business. Roadrunner compensates for these limitations by relying primarily on Roadrunner’s results of operations under GAAP. YOUR GOODS. OUR BEST. 3

AGENDA 1. Opening Comments 2. 2018 Fourth Quarter & Full Year Financial Results 3. Q4 Business Trends 4. Business Improvements & Financial Outlook 5. Question & Answer YOUR GOODS. OUR BEST. 4

OPENING COMMENTS Revenue growth in full year 2018 Adjusted EBITDA improvement in Q4 and full year 2018 Progress on both operational and capital structure improvements • Operationally -- majority of our businesses are stable and growing • Rights offering and debt restructuring completed in Feb. 2019 Positive financial outlook for 2019 and beyond YOUR GOODS. OUR BEST. 5

Fourth Quarter 2018 Results YOUR GOODS. OUR BEST. 6

SUMMARY OF Q4 2018 RESULTS Financial Summary Revenues were $551.5 million in Q4 2018, a 1.6% decrease from revenues of $560.4 million in Q4 2017 • Higher revenues in the Ascent Global Logistics (“Ascent”) segment were offset by declines in the Truckload & Express Services (“TES”) and Less- Than-Truckload (“LTL”) segments. • Revenue declines in TES resulted primarily from lower air and ground expedite brokerage at Active On-Demand compared to peak levels in the prior year, partially offset by revenue growth in over-the-road and intermodal services. • Revenue declines in LTL were a result of planned reductions in service areas and pricing discipline to drive more shipments into higher density lanes; lower shipment counts were partially offset by higher rates and average shipment size which yielded an increase in revenue per shipment. • Ascent revenues grew by 12.6% benefiting from growth in all three service offerings. International freight forwarding drove higher percentage growth due to higher rates and volumes, including some acceleration of shipments in anticipation of potential future tariff impacts. Operating loss of $22.9 million in Q4 2018 vs. operating loss of $22.3 million in Q4 2017 • Includes corporate restructuring and restatement costs of $6.7 million, non-cash fleet impairment charges in intermodal services of $1.6 million and a contingent purchase obligation of $1.8 million. Net loss of $58.4 million in Q4 2018 vs. $23.3 million in Q4 2017 • Increase due primarily to the items affecting operating loss discussed above and increased interest costs of $18.1 million related to the company’s preferred stock. Diluted loss per share available to common stockholders of $1.52 in Q4 2018, compared to $0.61 in Q4 2017 Adjusted EBITDA improved by $6.0 million to $2.9 million in Q4 2018 vs. a loss of $3.1 million in Q4 2017 • Improvement due to higher Adjusted EBITDA in the LTL and Ascent segments and lower corporate costs in 2018. • Partially offset by lower Adjusted EBITDA at TES. YOUR GOODS. OUR BEST. 7

ADJUSTED EBITDA Fourth Quarter 2018 vs. 2017 (In thousands) (In thousands) Three MonthsThree ended Months December ended 31, December2018 31, 2018 Corporate/ Corporate/ TES TESLTL LTLAscent EliminationsAscent EliminationsTotal Total Net (loss) incomeNet (loss) income $ (928) $ $ (928)(9,45 4 ) $ $ (96,45,9454) $ $ (65,5945,00 1 )$ $ (5(5,800,431)8 ) $ (58,438) Plus: Total interestPlus: expense Total interest expense 162 16229 2923 37,23125 3737,125,339 37,339 Plus: Benefit fromPlus: income Benefit taxes from income taxes — —— —2 (1,7762) (1,(1,776774) ) (1,774) Plus: DepreciationPlus: and Depreciation amortization and amortization 9,814 9,8141,165 11,510,165 1,5102,475 214,475,964 14,964 Plus: Long-termPlus: incentive Long- termcompensation incentive expensescompensation expenses — —— —— —742 742742 742 Plus: CorporatePlus: restructuring Corporate and restructuring restatement and costs restatement costs — —— —— 6,687— 6,6876,687 6,687 Plus: Fleet impairmentPlus: Fleet charges impairment charges 1,582 1,582— —— —— 1,582— 1,582 Plus: AdjustmentsPlus: for Adjustments contingent purchasefor contingent obligation purchase obligation — —— —— 1,840— 1,8401,840 1,840 Adjusted EBITDAAdjusted EBITDA $ 10,630 $ $ 10,630(8,260) $ $ (8,2608,480) $ $ 8,480(7,908)$ $ (7,2908,942) $ 2,942 (In thousands) Three Months ended December 31, 2017 Corporate/ TES LTL Ascent Eliminations Total Net (loss) income $ 5,982 $ (12,256) $ 6,076 $ (23,129) $ (23,327) Plus: Total interest expense 7 32 33 18,595 18,667 Plus: Benefit from income taxes — — — (17,675) (17,765) Plus: Depreciation and amortization 6,577 1,515 1,208 613 9,913 Plus: Long-term incentive compensation expenses — — — 640 640 Plus: Corporate restructuring and restatement costs — — — 8,730 8,730 Adjusted EBITDA $ 12,566 $ (10,709) $ 7,317 $ (12,226) $ (3,052) YOUR GOODS. OUR BEST. 8

CHANGE IN ADJUSTED EBITDA BY SEGMENT Fourth Quarter (In thousands) Corporate/ TES LTL Ascent Eliminations Total Adjusted EBITDA Q4 2018 $ 10,630 $ (8,260) $ 8,480 $ (7,908) $ 2,942 Adjusted EBITDA Q4 2017 12,566 (10,709) 7,317 (12,226) (3,052) Adjusted EBITDA Improvement/ (Decline) $ (1,936) $ 2,449 $ 1,163 $ 4,318 $ 5,994 YOUR GOODS. OUR BEST. 9

Full Year 2018 Results YOUR GOODS. OUR BEST. 10

SUMMARY OF FULL YEAR 2018 RESULTS Financial Summary Revenues were $2,216.1 million in 2018 compared to $2,091.3 million in 2017 • Unitrans revenues were $67.6 million in 2017; excluding Unitrans, revenues grew 9.5%. • Higher revenues in the TES and Ascent segments contributed to the increase, which were partially offset by lower revenue in the LTL segment. • Revenue increases of 13.2% in TES resulted primarily from higher rates across all businesses and strong volume increases in air and ground expedite at Active On-Demand. • Revenue declines in LTL were a result of planned reductions in service areas and pricing discipline to drive more shipments into higher density lanes; lower shipment counts were partially offset by higher rates and shipment size which yielded an increase in revenue per shipment. • Ascent revenue, excluding Unitrans, grew by 14.0% benefitting from growth in all three service offerings; retail consolidation drove higher percentage growth due to new customer starts and increased volumes and rates from existing customers. Operating loss of $58.5 million in 2018 vs. $36.5 million in 2017 • Operating loss in 2018 included corporate restructuring and restatement costs of $22.2 million, operations restructuring costs of $4.7 million, a contingent purchase obligation of $1.8 million and non-cash fleet impairment charges in intermodal services of $1.6 million. • Operating loss in 2017 was reduced by the gain on sale of Unitrans of $35.4 million. Net loss increased to $165.6 million in 2018 vs. $91.2 million in 2017 • Increased net loss in 2018 due primarily to the items affecting operating loss discussed above, increased interest costs of $56.0 million related to the company’s preferred stock and a lower federal tax rate. • These increases were partially offset by lower bank debt interest costs and the absence of a loss from debt extinguishment of $15.9 million that occurred in 2017. Diluted loss per share available to common stockholders of $4.30 in 2018 vs. $2.37 in 2017 Adjusted EBITDA improved by $18.8 million to $17.3 million in 2018 vs. $1.6 million loss (excluding Unitrans) in 2017 • The improvement was due to higher Adjusted EBITDA in the TES and Ascent segments and lower corporate costs in 2018, partially offset by lower Adjusted EBITDA at LTL. YOUR GOODS. OUR BEST. 11

ADJUSTED EBITDA

Full Year 2018 vs. 2017

(In thousands)

	Year ended December 31, 2018				
	TES	LTL	Ascent	Corporate/ Eliminations	Total
Net (loss) income	$ 1,782	$ (27,009)	$ 28,226	$ (168,596)	$ (165,597)
Plus: Total interest expense	315	117	108	116,372	116,912
Plus: Benefit from income taxes	—	—	131	(9,945)	(9,814)
Plus: Depreciation and amortization	28,807	3,854	5,049	5,057	42,767
Plus: Long-term incentive compensation expenses	—	—	—	2,696	2,696
Plus: Corporate restructuring and restatement costs	—	—	—	22,224	22,224
Plus: Operations restructuring costs	4,655	—	—	—	4,655
Plus: Fleet impairment charges	1,582	—	—	—	1,582
Plus: Adjustments for contingent purchase obligation	—	—	—	1,840	1,840
Adjusted EBITDA	$ 37,141	$ (23,038)	$ 33,514	$ (30,352)	$ 17,265

(In thousands)

	Year ended December 31, 2017						
	TES	LTL	Ascent	Corporate/ Eliminations	Total	Less: Unitrans	Total w/o Unitrans
Net (loss) income	$ 6,033	$ (26,578)	$ 22,350	$ (92,991)	$ (91,186)	$ 3,497	$ (94,683)
Plus: Total interest expense	(44)	195	143	63,755	64,049	—	64,049
Plus: Benefit from income taxes	—	—	—	(25,191)	(25,191)	2,295	(27,486)
Plus: Depreciation and amortization	25,535	4,353	5,965	1,894	37,747	819	36,928
Plus: Goodwill impairment charges	—	—	4,402	—	4,402	—	4,402
Plus: Long-term incentive compensation expenses	—	—	—	2,450	2,450	—	2,450
Plus: Gain on sale of Unitrans	—	—	—	(35,440)	(35,440)	—	(35,440)
Plus: Loss on debt extinguishments	—	—	—	15,876	15,876	—	15,876
Plus: Corporate restructuring and restatement costs	—	—	—	32,321	32,321	—	32,321
Adjusted EBITDA	$ 31,524	$ (22,030)	$ 32,860	$ (37,326)	$ 5,028	$ 6,611	$ (1,583)

Note: Adjusted EBITDA for the Ascent segment for the year ended December 31, 2017, excluding Unitrans, was $26.2 million.

YOUR GOODS. OUR BEST.

Roadrunner Transportation Systems

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CHANGE IN ADJUSTED EBITDA BY SEGMENT Year to Date (In thousands) Corporate/ TES LTL Ascent Eliminations Total Adjusted EBITDA FY 2018 $ 37,141 $ (23,038) $ 33,514 $ (30,352) $ 17,265 Adjusted EBITDA FY 2017 31,524 (22,030) 26,249 (37,326) (1,583) Adjusted EBITDA Improvement/(Decline) $ 5,617 $ (1,008) $ 7,265 $ 6,974 $ 18,848 Note: Adjusted EBITDA for the Ascent segment for 2017 excludes Unitrans. YOUR GOODS. OUR BEST. 13

CAPITALIZATION (In millions) Pro forma 12/31/2017 12/31/2018 12/31/2018 (1) Total Bank Debt $ 199.3 $ 168.8 $ 121.8 Capital Leases $ 9.8 $ 51.0 $ 51.0 Total Debt $ 209.0 $ 219.8 $ 172.8 Preferred Stock $ 263.3 $ 402.9 $ – Total Debt and Preferred Stock $ 472.4 $ 622.7 $ 172.8 (1) Pro forma included for illustrative purposes. The calculation assumes the rights offering, new ABL and term loan closed on December 31, 2018. YOUR GOODS. OUR BEST. 14

Q4 Business Trends YOUR GOODS. OUR BEST. 15

BUSINESS TRENDS

Truckload & Express Services

	Q4 2018	vs 2017 (%)	FY 2018	vs 2017 (%)
Active On-Demand Revenue				
Air Fleet & Brokerage	$63,677	(25.5%)	$238,772	16.0%
Ground Fleet & Brokerage	$103,536	(2.5%)	$434,193	26.9%
Over-the-Road Revenue	$108,923	4.2%	$440,701	1.9%
Intermodal Services Revenue	$32,612	4.8%	$132,129	6.3%
Intrasegment Eliminations	($7,510)	(32.2%)	($38,118)	1.4%
Total Revenue	**$301,238**	**(4.8%)**	**$1,207,677**	**13.2%**
Adjusted EBITDA	**$10,630**	**(15.4%)**	**$37,141**	**17.8%**

Note: For a reconciliation of Adjusted EBITDA to Net Income (Loss), see our press release dated March 12, 2019.

Operating Commentary

Strategy

- Integration to improve our scale and right size capacity to address both scheduled and unscheduled freight needs

Active On-Demand ~ 54% of FY Segment Revenue

- Air revenues declined primarily within brokered aircraft, which has a more modest impact on EBITDA
- Ground revenue declines 2.5% in Q4 as rates in ground expedited continue to moderate from peak levels in Q4 2017 and Q1 2018

Over the Road ~ 35% of FY Segment Revenue

- Includes our dry van, temperature control and flatbed fleets
- Dry Van revenue improves, but margin continues to be challenged primarily from maintenance and other fleet related costs
- Temperature Controlled fleet integration produces less revenue but continues to improve margin sequentially and over the prior year period

Intermodal Services ~ 11% of FY Segment Revenue

- Revenue growth of 4.8% in Q4 2018 resulting from improvements in rates per load partially offset by declines in load count

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BUSINESS TRENDS

Less-than-Truckload

	Q4 2018	vs 2017 (%)	FY 2018	vs 2017 (%)
Revenue (Incl. Fuel) (a)	$105,888	(8.1%)	$444,945	(4.1%)
Revenue (Ex. Fuel)	$91,493	(9.2%)	$390,224	(4.7%)
Revenue per Hundredweight (Incl. Fuel)	$21.95	6.2%	$21.33	6.6%
Revenue per Hundredweight (Ex. Fuel)	$18.96	4.9%	$18.71	5.9%
Revenue per Shipment (Incl. Fuel)	$254.09	11.4%	$243.69	12.1%
Revenue per Shipment (Ex. Fuel)	$219.54	10.0%	$213.74	11.4%
Pounds per Shipment	1,158	4.9%	1,143	5.3%
Shipments per Day	6,512	(17.5%)	7,159	(14.5%)
Backhaul Revenue (b)	$1,935	N/A	$7,336	N/A
Intrasegment Eliminations (c)	$220	633.5%	-	N/A
Total Revenue (a + b + c)	**$108,044**	**(6.2%)**	**$452,281**	**(2.4%)**
Adjusted EBITDA	**($8,260)**	**22.9%**	**($23,038)**	**(4.6%)**

Operating Commentary

Strategy

- Focus on core competency as a metro to metro long haul provider
  - Reducing pickup and delivery footprint to remove unprofitable areas and redeploy assets to more profitable lanes, while improving freight profile.
  - Sales and pricing discipline to drive volume in strategic lanes
- Drive shipment reliability and visibility through investments in technology, centralization and process standardization

Trends

- Adjusted EBITDA loss of $8.3m improved by 23% from Q4 2017, but has widened from Q3 2018 due to some emerging market softness combined with typical seasonal patterns

Revenue & Yield

- Q4 revenue down 6.2% due to:
  - Shipment per day reduction of 17.5% primarily from reduced pickup and delivery footprint and addressing unprofitable customers
  - Revenue per shipment up 10.0% excluding fuel and 11.4% including fuel due to increased rates and shipment size
  - Yield up 6.2% including fuel and 4.9% excluding fuel
- Continued success increasing revenue in our Tier 1 lanes (Major Metro) – 64.7% in Q4 2018 vs 58.0% in Q4 2017

Cost

- Q4 pickup and delivery costs improved due to reduced footprint and improved freight profile and yield
- Q4 line haul costs improved due to network planning and efficiency, as well as lower purchased transportation costs vs. Q4 2017
- Personnel and other operating expenses have not been reduced in proportion to shipment volume due to continued investment in people, processes and technology

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BUSINESS TRENDS

Ascent Global Logistics

	Q4 2018	vs 2017 (%)	FY 2018	vs 2017 (%)
Domestic Freight Management	$84,456	0.4%	$356,218	11.7%
International Freight Forwarding	$35,395	48.7%	$111,320	10.7%
Retail Consolidation	$28,154	18.1%	$105,895	27.0%
Intrasegment Eliminations	($137)	64.6%	($362)	13.7%
Total Revenue	**$147,867**	**12.6%**	**$573,072**	**14.0%**
Adjusted EBITDA	**$8,480**	**15.9%**	**$33,514**	**27.7%**

Note: 2017 % comparisons exclude Unitrans revenues of $67.6 million and EBITDA of $6.6 million for FY 2017 from International Freight Forwarding.

Operating Commentary

Strategy

- Integration enabling easier access to more of our brokerage capabilities by more of our customers
- Investments to consolidate our IT capabilities onto one domestic Transportation Management System (TMS)

Domestic ~ 62% of FY Segment Revenue

- Q4 revenue flat as modest growth in brokered loads was offset by a reduction in the fleet used to back up our brokerage in certain tight lanes

International ~ 19% of FY Segment Revenue

- Accelerating revenue growth in Q4 from expanded volumes at current and new customers (including some acceleration of shipments in anticipation of potential future tariff impacts) as well as rate increases

Retail Consolidation ~ 19% of FY Segment Revenue

- Q4 revenue growth remains strong, but has moderated due to fewer new customer starts

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Business Improvements & Outlook YOUR GOODS. OUR BEST. 19

BUSINESS IMPROVEMENT GUIDEPOSTS 5 Key Phases – Tracking & Reporting Our Progress 5. OPTIMIZATION < Re-Capitalization Completed in 2019 < Re-Financing in 2017 YOUR GOODS. OUR BEST. 20

PLANS IN PLACE FOR PERFORMING AND UNDERPERFORMING UNITS Segments 2018 vs. 2017 ($ in millions) TES LTL Ascent Total Revenue(1)(2) Operating Trend Domestic; $1,246 Performing International; Active On-Demand vs. +19% Retail Well $1,051 Consolidation Flatbed; $283 Restructured Temp Controlled; vs. +1% Intermodal $280 $742 Underperforming Dry Van LTL vs. 0% $740 Total $1,208 $452 $573 $2,239$2,233 +9.8% (1)(2) vs. +13% vs. (2%) vs. +14% vs. +10% Revenue $1,067 $464 $503 $2,034 vs. vs. 2017A A Total $37.1 ($23.0) $33.5 vs. +18% vs. (5%) vs. +28% Adj. EBITDA(1)(3) 2018 $31.5 ($22.0) $26.2 Notes: (1) 2017 Total and Ascent revenues excludes $67.6mm related to Unitrans and Adj. EBITDA excludes $6.6mm related to Unitrans. (2) Revenue for Performance Groups excludes intrasegment eliminations. Revenue totals exclude intersegment eliminations. (3) Adjusted EBITDA totals exclude corporate expenses / eliminations of $30mm for 2018 and $37mm for 2017. YOUR GOODS. OUR BEST. 21

SIMPLIFICATION & INTEGRATION – SEGMENTS

Key Initiatives Update

Truckload & Express

Improved operational structure and performance

Air & Ground Expedited
- Continued investments in capacity and industry-leading technology

Intermodal
- Loss making terminals restructured in 2017
- Improved Capacity in 2018 2H and Fleet in 2019 1H

Temperature Controlled
- Restructuring successfully completed in 2018 Q2

Dry Van
- Multiple operating units
- Developing plans to streamline

LTL

Invest in longer-term recovery

New Management Team
- Increased focus on service
- Standard terminal operating procedures

Network Improvements
- Eliminated unprofitable service areas
- More focus on core lanes
- Freight profile & yield improvement

IT Investment & Cost Control
- Line haul management
- Dock technology
- Safety & maintenance
- Claims
- Other SG&A

Ascent Global

Integrate and expand logistics businesses

Domestic Freight Management
- Management team integration completed in 2018 1H
- Legal entity integration completed at end of 2018
- Core systems integration in 2019

International Freight Forwarding
- Increasing capabilities and expanding customer base
- Targeting larger opportunities

Retail Distribution
- Investments in warehouse racking, automation and technology
- Focusing on retention and new customers

YOUR GOODS. OUR BEST.

Roadrunner Transportation Systems

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SIMPLIFICATION & INTEGRATION – OTHER KEY AREAS Key Initiatives Update Invest in our fleets, drivers and pilots • New transportation equipment and better control – financing vs. operating leases • Increased pilot/driver/contractor recruiting and retention – improved equipment, lifestyle and pay IT investments • Improved system integration and customer-facing technology in each segment • IT upgrades that support integration, strengthen internal controls and enable future growth Financial goals • Key operating and ROIC metrics across all business units • Move operating margins closer to industry norms YOUR GOODS. OUR BEST. 23

POSITIVE OUTLOOK FOR 2019 AND BEYOND Recent capital structure improvements support our longer-term business plans and increases the speed and likelihood of a full operational recovery followed by additional growth and optimization opportunities Expecting 2019 Adjusted EBITDA improvements in all three segments Improving dry van and LTL expected to add significant value Longer-term TES and LTL segment margins expected to increase in-line with peer group margins Current improvements and structural changes expected to increase profit resiliency and success throughout natural industry cycles YOUR GOODS. OUR BEST. 24

Q & A Discussion YOUR GOODS. OUR BEST. 25